UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 26, 2013

CSG SYSTEMS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27512	47-0783182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9555 Maroon Circle, Englewood, CO	80112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 200-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Summary of Material Definitive Agreement. CSG Systems International, Inc. (“CSG”) currently generates a material portion of its revenues from Comcast Cable Communications Management, LLC, an affiliate of Comcast Corporation (“Comcast”), under a multi-year Master Subscriber Management System Agreement (the “Previous Agreement”). The Previous Agreement was scheduled to expire on December 31, 2012, but was extended through March 31, 2013 through three, one-month extensions, while the parties continued negotiations related to a new longer-term agreement. For 2012, CSG generated approximately 20% of its total revenues from Comcast.

On March 26, 2013, CSG entered into a new CSG Master Subscriber Management System Agreement with Comcast (the “Agreement”) which supersedes all previous agreements with Comcast. The Agreement includes pricing adjustments effective March 1, 2013 for certain products and services currently used by Comcast. In exchange for these pricing adjustments, the Agreement provides CSG with the following:

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An extension of CSG’s relationship with Comcast for an additional four years through February 28, 2017. In addition, the Agreement provides Comcast with the option to extend the Agreement for two consecutive one-year terms by exercising renewal options no later than September 1, 2016 for the first extension option, and September 1, 2017 for the second extension option.

•	The exclusive right to provide print and mail services for those customer accounts processed on CSG’s systems.

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Minimum commitments for the number of Comcast customer accounts to be processed on CSG’s systems, which over the term of the Agreement, are expected to be greater and more consistent annually than the customer account commitments contained in the Previous Agreement.

Consistent with the Previous Agreement, the fees to be generated under the Agreement will be based primarily on monthly charges for processing and related services per Comcast customer account, and various other ancillary services based on actual usage. Certain of the per-unit fees include volume-based pricing tiers, and are subject to annual inflationary price escalators.

Considering the pricing impacts of the Agreement, which are effective March 1, 2013, and CSG’s expectation of consistent usage of current products and services by Comcast, CSG anticipates 2013 Comcast revenues may decrease approximately 10% when compared to 2012. The anticipated revenue impact in both the near and long terms may vary depending on the actual level of products and services consumed by Comcast. The revenue impact from the Agreement is only an estimate and actual results may vary depending upon a variety of factors. CSG undertakes no duty to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. CSG wishes to ensure that such forward-looking statements are accompanied by meaningful cautionary statements, so as to ensure to the fullest extent possible, the protections of the safe harbor established in the Private Securities Litigation Reform Act of 1995. See “Risk Factors Related to Forward-Looking Statements” below for additional discussions on forward-looking statements.

The Agreement contains certain rights and obligations of both parties, including the following key items: (i) the termination of the Agreement under certain conditions; (ii) various service level commitments; and (iii) remedies and limitation on liabilities associated with specified breaches of contractual obligations.

A copy of the Agreement, with confidential information redacted, will be filed as an exhibit to CSG’s Form 10-Q for the quarter ended March 31, 2013.

Risk Factors Related to Forward-Looking Statements. This report contains a number of forward-looking statements (as defined under the Securities Act of 1933, as amended) relative to expectations concerning CSG’s business. These forward-looking statements are based on assumptions about a number of important factors, and involve risks and uncertainties that could cause actual results to differ materially from estimates contained in the forward-looking statements. One of the key risk factors relating to the Agreement is listed below, but this item is not exhaustive either with respect to CSG’s business generally, or the Agreement specifically. Readers are therefore encouraged to review the additional risk factors and related information as described in CSG’s reports on Forms 10-K and 10-Q and other filings made with the SEC.

•

CSG Derives a Significant Portion of Its Revenues From a Limited Number of Clients, and the Loss of the Business of a Significant Client Could Have a Material Adverse Effect on CSG’s Financial Position and Results of Operations.

CSG currently generates over 40% of its total revenues from its three largest clients, which are (in order of size) Comcast, DISH Network Corporation, and Time Warner Cable, Inc., that each individually account for approximately 10% or more of CSG’s total revenues. For 2012, CSG generated approximately 20% of its total revenues from Comcast. CSG cannot predict with certainty the level of future products and services to be purchased by Comcast beyond the commitments included in the Agreement.

There are inherent risks whenever a large percentage of total revenues are concentrated with a limited number of clients. One such risk is that a significant client could: (i) undergo a formalized process to evaluate alternative providers for services CSG provides; (ii) terminate or fail to renew their contracts with CSG, in whole or in part for any reason; (iii) significantly reduce the number of customer accounts processed on CSG’s solutions, the price paid for CSG’s services, or the scope of services that CSG provides; or (iv) experience significant financial or operating difficulties. Any such development could have a material adverse effect on CSG’s financial position and results of operations and/or trading price of CSG’s common stock.

The industry in which CSG conducts its business is highly competitive, and as a result, it is possible that a competitor could increase its market share of customers processed at CSG’s expense or a provider could develop their own internal solutions. While CSG’s clients may incur some costs in switching to CSG’s competitors or their own internally-developed solutions, they may do so for a variety of reasons, including: (i) price; (ii) if CSG does not provide satisfactory solutions; or (iii) if CSG does not maintain favorable relationships.

Item 7.01	Regulation FD Disclosure.

The following information is furnished pursuant to Item 7.01 (Regulation FD Disclosure). This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On March 26, 2013, CSG issued two press releases announcing the following: (i) CSG had entered into the Agreement with Comcast, and (ii) CSG revised its 2013 financial guidance as a result of the Agreement. A copy of such press releases are attached to this Form 8-K as Exhibit 99.1 and Exhibit 99.2 and are incorporated into this section by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibit

99.1	Press release of CSG Systems International, Inc. dated March 27, 2013

99.2	Press release of CSG Systems International, Inc. dated March 27, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 27, 2013
CSG SYSTEMS INTERNATIONAL, INC.

	By:	/s/ Randy R. Wiese
Randy R. Wiese,
Chief Financial Officer and
Principal Accounting Officer

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